Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following registration statements of Sysco Corporation of our report dated August 30, 2011 (except for Note 1, Note 19, Note 20 and Note 21, and the consolidated results of operations as to which the date is November 8, 2011), with respect to the consolidated financial statements and our report dated August 30, 2011 with respect to the effectiveness of internal control over financial reporting of Sysco Corporation for the year ended July 2, 2011,included in the Current Report (Form 8-K) of Sysco Corporation, dated November 8, 2011, filed with the Securities and Exchange Commission.

Sysco Corporation Form S-3	File No. 333-126199

Sysco Corporation Form S-3	File No. 333-157413

Sysco Corporation Form S-4	File No. 333-50842

Sysco Corporation Form S-8	File No. 333-147338

Sysco Corporation Form S-8	File No. 33-45820

Sysco Corporation Form S-8	File No. 333-01259

Sysco Corporation Form S-8	File No. 333-01255

Sysco Corporation Form S-8	File No. 333-66987

Sysco Corporation Form S-8	File No. 333-49840

Sysco Corporation Form S-8	File No. 333-58276

Sysco Corporation Form S-8	File No. 333-122947

Sysco Corporation Form S-8	File No. 333-129671

Sysco Corporation Form S-8	File No. 333-163189

Sysco Corporation Form S-8	File No. 333-163188

Sysco Corporation Form S-8	File No. 333-170660

/s/ Ernst & Young LLP

Houston, Texas
November 8, 2011